SUBORDINATED LOAN AGREEMENT

THIS SUBORDINATED LOAN AGREEMENT (as it may be amended or modified from time to time, together with all exhibits and schedules attached hereto from time to time, this “Agreement”) is entered into as of the 22nd day of October, 2004 (the “Effective Date”) by and between DNA COMPUTING SOLUTIONS, INC., a Delaware corporation, (“Borrower”), Borrower’s address for purposes of this Agreement being 1240 East Campbell Road, Richardson, Texas 75081, and, FIRSTCAPITAL BANK, SSB, 5433 Westheimer, Suite 100, Houston, Texas 77056, (together with its successors and assigns, “Lender”). Borrower has applied to Lender for a commercial loan and other financial accommodations, including those which may be described on any exhibit or schedule attached to this Agreement. Such loan and financial accommodations are referred to collectively in this Agreement as the “Loan”. Borrower understands and agrees that: (a) in granting, renewing, or extending the Loan, Lender is relying upon Borrower’s representations, warranties, and agreements, as set forth in this Agreement; (b) the granting, renewing, or extending of the Loan by Lender at all times shall be subject to Lender’s sole judgment and discretion; and, (c) such Loan shall be and shall remain subject to the following terms and conditions of this Agreement.

TERM. This Agreement shall be effective as of the Effective Date, and shall continue until the “Final Maturity Date” (as hereinafter defined), unless sooner terminated in accordance with the terms hereof.

DEFINITIONS. The following words shall have the following meanings when used in this Agreement. Terms not otherwise defined in this Agreement shall have the meanings attributed to such terms in the Texas Business and Commerce Code (the Texas Uniform Commercial Code). All references to dollar amounts shall mean amounts in lawful money of the United States of America.

Accounts. The word “Accounts” means all of Borrower’s presently existing or hereafter acquired or created accounts, accounts receivable, and all other rights to receive the payment of money or other considerations by virtue of merchandise sold or leased, services rendered, or other considerations given, and including, in any event, all accounts within the meaning of the Uniform Commercial Code in effect in any applicable jurisdiction.

Advance. The word “Advance” means a disbursement of Loan funds under this Agreement.

Applicable Law. The words “Applicable Law” mean that law in effect from time to time and applicable to the Collateral, the parties to this Agreement, and the Notes, which lawfully permits the charging and collection of the highest permissible lawful nonusurious rate of interest on the Notes, including laws of the State of Texas and laws of the United States of America. In no event shall the provisions of Chapter 346 of the Texas Finance Code (which regulates certain revolving credit loan accounts and revolving tri-party accounts) apply to the Loan.

Base Rate. The words “Base Rate” shall mean the prime rate of interest as posted in the Money Rates section of the Wall Street Journal, being the base rate on corporate loans posted by at least 75% of the nation’s 30 largest banks. If the publication of this rate is discontinued by the Wall Street Journal, a comparable reference rate designated by Lender as a substitute therefor shall be the Base Rate.

Borrowing Base. The words “Borrowing Base” shall mean the sum of Six Hundred Thousand and No/100 Dollars ($600,000.00). In addition to the foregoing, if Lender, in its sole and absolute discretion, determines that there has been a material adverse change in the financial condition of any Guarantor, Lender may reduce the Borrowing Base by the amount of that Guarantor’s Investment, as that amount is set forth in Exhibit “A” to the Guaranty Agreement.

Business Day. The words “Business Day” mean any day excluding Saturday, Sunday, and any day which is a legal holiday under the laws of the State of Texas or is a day on which banking institutions located in the State of Texas are closed.

Collateral. The word “Collateral” means all of Borrower’s right, title, and interest in and to the “Accounts”, the “Equipment”, and the “Inventory” (as each such term is hereinafter defined), whether now owned or existing or hereafter arising or acquired and wherever arising or located, including all accessions, additions, replacements, and substitutions thereto or thereof; and, all products and proceeds thereof.

Equipment. The word “Equipment” means all of Borrower’s equipment, machinery, chattels, tools, parts, machine tools, furniture, furnishings, fixtures and supplies of every nature, presently existing or hereafter acquired or created (including but not limited to, all equipment and wherever located, all accessions, additions and improvements thereto and substitutions therefor and all parts and equipment which may be attached to or which are necessary for the operation and use of such personal property, whether or not the same shall be deemed to be affixed to real property, and all rights under or arising out of present or future contracts relating to the foregoing and in any event, all equipment within the meaning of the Uniform Commercial Code in effect in any applicable jurisdiction.

Event of Default. The words “Event of Default” mean and include without limitation any of the Events of Default set forth below in the section entitled “EVENTS OF DEFAULT”.

Final Maturity Date. The words “Final Maturity Date” mean the date on which all amounts under all “Loans” (as hereinafter defined) shall become fully due and payable. Unless extended in writing by Borrower and Lender, the Final Expiration Date is that day which is eighteen (18) months after the Effective Date.

Grantor. The word “Grantor” means and includes without limitation each and all of the persons or entities granting a Security Interest in any Collateral for the Indebtedness, including without limitation all Borrowers granting such a Security Interest.

Guarantor. The word “Guarantor” means and includes without limitation each and all of the guarantors, sureties, and accommodation parties in connection with any Indebtedness.

Guaranty Agreement. The words “Guaranty Agreement” mean that Guaranty Agreement of even date herewith executed by the Guarantors, whereby each of the Guarantors guaranties, among other things, the payment of all or a portion of the Indebtedness.

Indebtedness. The word “Indebtedness” means and includes without limitation all Loans, together with all other obligations, debts and liabilities of Borrower to Lender, or any one or more of them, as well as all claims by Lender against Borrower, or any one or more of them, whether now or hereafter existing, voluntary or involuntary, due or not due, absolute or contingent, liquidated or unliquidated; whether Borrower may be liable individually or jointly with others; and, whether Borrower may be obligated as a guarantor, surety, or otherwise.

Inventory. The word “Inventory” means all of Borrower’s inventory in all of its forms, wherever located, now or hereafter existing and whether acquired by purchase, merger or otherwise, and all raw materials and work in process therefor, all finished goods thereof and all materials used or consumed in the manufacture, packing, shipping, advertising, selling, leasing or production thereof, including such goods in which Borrower has an interest in mass or a joint or other interest or right of any kind, and such goods which are returned to or repossessed by Borrower, and all accessions thereto and products thereof, and including in any event all inventory within the meaning of the Uniform Commercial Code in effect in any applicable jurisdiction.

Loan. The word “Loan” or “Loans” means the commercial loan and financial accommodations from Lender to Borrower which are described herein or described on any exhibit or schedule attached to this Agreement from time to time.

Maximum Legal Rate. The words “Maximum Legal Rate” mean, at any time, the maximum rate of interest under applicable law that the Lender may charge a Borrower. The Maximum Legal Rate shall be calculated in a manner that takes into account any and all fees, payments, and other charges in respect of this Agreement and the Related Documents that constitute interest under applicable law. Each change in any interest rate provided for herein based upon the Maximum Legal Rate resulting from a change in the Maximum Legal Rate shall take effect without notice to the Borrower at the time of such change in the Maximum Legal Rate. For purposes of determining the Maximum Legal Rate under Texas law, the applicable rate ceiling shall be the weekly rate ceiling described in, and computed in accordance with, Chapter 303, Subchapter A, of the Texas Finance Code.

Multiple Advance Credit Note/Note. The words “Multiple Advance Credit Note” and the word “Note” each means the $600,000.00 Note to be dated as of the Effective Date and to be executed by Borrower in favor of Lender pursuant to the credit facility described in this Agreement, as well as any substitute, replacement or refinancing note or notes therefore. The principal amount outstanding under the Note may be prepaid, in full or in part, at any time and from time to time, without premium or penalty.

Related Documents. The words “Related Documents” mean and include without limitation all promissory notes, credit agreements, loan agreements, environmental agreements, guaranties, security agreements, mortgages, deeds of trust, and all other instruments, agreements and documents, whether now or hereafter existing, executed in connection with the Indebtedness.

Security Agreement. The words “Security Agreement” mean the Security Agreement of even date herewith, to be executed by Borrower, as debtor, and Lender, as secured party, covering, and creating a Security Interest against the Collateral, and securing the payment of the Indebtedness, as it may be extended, modified, or renewed from time to time, and any other agreements, whether created by law, contract, or otherwise, evidencing, governing, representing, or creating a Security Interest against any of the Personal Property.

Security Interest. The words “Security Interest” mean and include, without limitation, any type of collateral security which secures the payment of the Indebtedness or the performance of any of Borrower’s obligations as described in this Agreement, whether in the form of a lien, charge, mortgage, deed of trust, assignment, pledge, chattel mortgage, chattel trust, factor’s lien, equipment trust, conditional sale, trust receipt, lien or title retention contract, lease or consignment intended as a security device, or any other security or lien interest whatsoever, whether created by law, contract, or otherwise.

LINE OF CREDIT. The line of credit covered by this Agreement consists of a working capital revolving line of credit (the “Line of Credit”). Subject to the conditions precedent to an Advance as specified herein, and subject to the other terms and conditions of this Agreement: Lender agrees to make Advances to Borrower from time to time from the Effective Date to the Final Maturity Date pursuant to the Line of Credit, provided the aggregate amount of such Advances pursuant to the Line of Credit outstanding at any time does not exceed the Borrowing Base. The Line of Credit will be evidenced by the Revolving Credit Note. Within the foregoing limits, Borrower may borrow, partially or wholly repay, and reborrow under the Line of Credit as follows.

Conditions Precedent to Each Advance. Lender’s obligation to make any Advance to or for the account of Borrower under the Line of Credit is subject to the following conditions precedent, with all documents, instruments, opinions, reports, and other items required under this Agreement to be in form and substance satisfactory to Lender:

(a)	Lender shall have received evidence that this Agreement and all Related Documents have been duly authorized, executed, and delivered by Borrower to Lender.

(b)	The Security Interests in the Collateral shall have been duly authorized, created, and perfected with first lien priority (subject only to a prior security interest in favor of Lender) and shall be in full force and effect.

(c)	The Guaranty Agreement shall have been executed by each Guarantor, delivered to Lender, and shall be in full force and effect.

(d)	Borrower shall have paid to Lender all fees, costs, and expenses specified in this Agreement and the Related Documents as are then due and payable.

(e)	There shall not exist at the time of any Advance a condition which would constitute an Event of Default under this Agreement, or any of the Related Documents, and there shall not exist a condition which, with the passage of time, the giving of notice, or the performance of some other ministerial act would constitute an Event of Default under this Agreement or any of the Related Documents.

Subject to the remaining conditions of this Agreement, Lender will make Advances to Borrower under the Revolving Credit Note as follows:

Making Loan Advances. Advances under the Line of Credit may be requested orally by authorized persons. Lender may, but need not, require that all oral requests be confirmed in writing. Each Advance shall be conclusively deemed to have been made at the request of and for the benefit of Borrower: (a) when credited to any deposit account of Borrower maintained with Lender; or, (b) when advanced in accordance with the instructions of an authorized person. Lender, at its option, may set a cutoff time, after which all requests for Advances will be treated as having been requested on the next succeeding Business Day. As long as Lender is acting in good faith, Borrower hereby holds Lender harmless from any claim that Lender made an Advance on the request of a person who was not an authorized person.

Cessation of Advances. If Lender has made any commitment to make any Loan to Borrower, whether under this Agreement or under any other agreement, Lender shall have no obligation to make Loan Advances or to disburse Loan proceeds if: (a) Borrower is in default under the terms of this Agreement or any of the Related Documents or any other agreement that Borrower has with Lender; (b) Borrower becomes insolvent, files a petition in bankruptcy or similar proceedings, or is adjudged a bankrupt; (c) there occurs a material adverse change in Borrower’ financial condition or in the value of any Collateral securing any Loan; (d) any Guarantor seeks, claims or otherwise attempts to limit, modify or revoke such Guarantor’s guaranty of the Loan or any other loan with Lender; or, (e) Lender in good faith deems itself insecure, even though no Event of Default shall have occurred.

Mandatory Loan Repayments. If at any time the aggregate principal amount of the outstanding Advances with respect to the Line of Credit shall exceed the Borrowing Base, Borrower, immediately upon written or oral notice from Lender, shall pay to Lender an amount equal to the difference between: (i) the outstanding principal balance of the Advances under the Line of Credit; and, (ii) the Borrowing Base. On the Final Maturity Date, Borrower shall pay to Lender in full the aggregate unpaid principal amount of all Advances evidenced by the Revolving Credit Note then outstanding and all accrued unpaid interest thereon, together with all other applicable fees, costs and charges, if any, not yet paid with respect to the Loan evidenced by the Revolving Credit Note.

Loan Account. Lender shall maintain on its books a record of account in which Lender shall make entries for each Advance and such other debits and credits as shall be appropriate in connection with the Line of Credit facility.

COLLATERAL. To secure the payment of the Loan and the performance of all obligations and duties owed by Borrower to Lender and arising out of or related in any way to this Agreement (collectively, the “Obligations”), Borrower shall grant to Lender a Security Interest in the Collateral. Lender’s Security Interest in the Collateral shall be a continuing lien and shall include the proceeds and products of the Collateral, including, without limitation, the proceeds of any insurance.

NEGATIVE COVENANTS.

Borrower covenants and agrees with Lender that, while this Agreement is in effect, Borrower shall not, without the prior written consent of Lender:

Continuity of Operations. (a) Engage in any business activities substantially different from those in which Borrower is presently engaged, (b) cease operations, liquidate, merge, transfer, acquire or consolidate with any other entity, change ownership, change its name, dissolve, transfer or sell Collateral out of the ordinary course of business, or (c) make any distribution with respect to any shares or capital account, whether by reduction of capital or otherwise (except such distributions as are consistent with prior distributions made by Borrower as reflected on the financial reports made available to and acknowledged by Lender in writing, and which are justifiable given the financial condition of Borrower at the time of such distributions).

Payments to Guarantors/Shareholders. Pay, outside of the ordinary course of Borrower’s business, any amounts now outstanding and owing, or coming to be owed, by Borrower, to any of the Guarantors or to any of the shareholders of Borrower.

NOTICE OF FINAL AGREEMENT. THIS AGREEMENT AND ALL OTHER DOCUMENTS RELATING TO THESE LOANS CONSTITUTE A WRITTEN LOAN AGREEMENT WHICH REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES HERETO AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES RELATING TO THESE LOANS.

UCC FINANCING STATEMENT. Borrower hereby authorizes Lender or its agents or assigns to file one or more such Financing Statements if permitted in the relevant jurisdiction. Borrower will pay the cost of filing all such Financing Statements in all public offices wherever filing is deemed by Lender to be necessary or desirable.

ADDENDUM. This Agreement incorporates all addenda as if set forth in full herein.

RIGHT OF SETOFF. Borrower grants to Lender a contractual security interest in, and hereby assigns, conveys, delivers, pledges, and transfers to Lender, all of Borrower’s right, title, and interest in and to Borrower’s accounts with Lender (whether checking, savings, or other account), including without limitation all accounts held jointly with someone else and all accounts Borrower may open in the future, excluding, however, all IRA and Keogh accounts, and all trust accounts for which the grant of a security interest would be prohibited by law. Borrower authorizes Lender, to the extent permitted by applicable law, to charge or setoff all sums owing on the Indebtedness against any and all such accounts.

EVENTS OF DEFAULT. Each of the following shall constitute an Event of Default under this Agreement.

Default on Indebtedness. Failure of Borrower to make any payment when due on the Loans.

Other Defaults. Failure of Borrower to comply with or to perform when due any other term, obligation, covenant or condition contained in this Agreement or in any of the Related Documents, or failure of Borrower to comply with or to perform any other term, obligation, covenant or condition contained in any other agreement between Lender and Borrower.

Default in Favor of Third Parties. Should Borrower default under any loan, extension of credit, security agreement, purchase or sales agreement, or any other agreement, in favor of any other creditor or person that may materially affect any of Borrower’s property or Borrower’s ability to repay the Loans or perform their respective obligations under this Agreement or any of the Related Documents.

False Statements. Any warranty, representation or statement made or furnished to Lender by or on behalf of Borrower under this Agreement or the Related Documents is false or misleading in any material respect at the time made or furnished, or becomes false or misleading at any time thereafter.

Defective Collateralization. This Agreement or any of the Related Documents ceases to be in full force and effect (including failure of the Security Agreement to create a valid and perfected Security Interest) at any time and for any reason.

Death or Insolvency. The dissolution or termination of Borrower’s existence as a going business; the death of any one or more of the Guarantors; the insolvency of any Borrower; the appointment of a receiver for any part of Borrower’s property; any assignment by Borrower for the benefit of creditors; any type of creditor workout; or, the commencement of any proceeding under any bankruptcy or insolvency laws by or against Borrower.

Creditor or Forfeiture Proceedings. Commencement of foreclosure or forfeiture proceedings, whether by judicial proceeding, self-help, repossession or any other method, by any creditor of Borrower against any Collateral, or by any governmental agency. This includes a garnishment, attachment, or levy on or of any of Borrower’s deposit accounts with Lender. However, this Event of Default shall not apply if there is a good faith dispute by Borrower as to the validity or reasonableness of the claim which is the basis of the creditor or forfeiture proceeding, and if Borrower gives Lender written notice of the creditor or forfeiture proceeding and furnishes reserves or a surety bond for the creditor or forfeiture proceeding satisfactory to Lender.

Events Affecting Guarantor. Any of the preceding events occurs with respect to any Guarantor of any of the Indebtedness or any Guarantor dies or becomes incompetent, or revokes or disputes the validity of, or his or its liability under, the Guaranty Agreement.

Change in Ownership. The resignation or expulsion of any person with an ownership interest (or sharing ratio) of twenty-five percent (25%) or more in Borrower.

Adverse Change. A material adverse change occurs in Borrower’s or a Guarantor’s financial condition, or Lender believes the prospect of payment or performance of the Indebtedness is impaired.

Insecurity. Lender, in good faith, deems itself insecure.

Right to Cure. If any default is curable, it may be cured (and no Event of Default will have occurred) if Borrower or Guarantor, as the case may be, after receiving written notice from Lender demanding cure of such default: (a) cures the default within fourteen (14) days; or, (b) with respect to a non-monetary default, if the cure requires more than fourteen (14) days, immediately initiates steps which Lender, in Lender’s sole discretion, deems to be sufficient to cure the default, and thereafter continues and completes all reasonable and necessary steps sufficient to produce compliance as soon as reasonably practicable.

EFFECT OF AN EVENT OF DEFAULT. If any Event of Default shall occur, except where otherwise provided in this Agreement or the Related Documents, all commitments and obligations of Lender under this Agreement, the Related Documents, and every other agreement between Lender and any one or more of the Borrowers immediately will terminate (including any obligation to make Loan Advances or disbursements), and, at Lender’s option, all Indebtedness immediately will become due and payable, all without notice of any kind to Borrower, except that in the case of an Event of Default of the type described in the “Death or Insolvency” subsection above, including any such event as it applies to any Guarantor, such acceleration shall be automatic and not optional. In addition, Lender shall have all the rights and remedies expressly provided elsewhere in this Agreement and in the Related Documents or available at law, in equity, or otherwise. Except as may be prohibited by applicable law, all of Lender’s rights and remedies shall be cumulative and may be exercised singularly or concurrently. Election by Lender to pursue any remedy shall not exclude pursuit of any other remedy, and an election to make expenditures or to take action to perform an obligation of Borrower or of any Guarantor shall not affect Lender’s right to declare a default and to exercise its rights and remedies.

SUBORDINATION. The Security Interest shall be and remain secondary and inferior to the liens/security interests securing the payment of that promissory note dated July 30, 2004 in the original principal amount of Five Hundred Seventy-Five Thousand and No/100 Dollars ($575,000.00), executed by Borrower and payable to the order of Lender (the “Prior Note”), and it is expressly stipulated that should default be made in the payment of the Prior Note, or any part thereof, principal or interest, as the same shall become due and payable, or should default be made under any of the documents securing the payment of, or ancillary or collateral to, the Prior Note, such an event shall constitute an Event of Default under this Agreement.

MISCELLANEOUS PROVISIONS. The following miscellaneous provisions are a part of this Agreement:

Amendments. This Agreement, together with any Related Documents, constitutes the entire understanding and agreement of the parties as to the matters set forth in this Agreement. No alteration of or amendment to this Agreement shall be effective unless given in writing and signed by the party or parties sought to be charged or bound by the alteration or amendment.

Governing Law. This Agreement has been delivered to Lender and accepted by Lender in the State of Texas. If there is a lawsuit, and if the transaction evidenced by this Agreement occurred in Harris County, Texas, Borrower agrees upon Lender’s request to submit to the jurisdiction of the Federal or state courts of Harris County, the State of Texas. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas and applicable Federal laws. The provisions of this paragraph are subject to any provisions on arbitration contained in this Agreement and/or in any Related Documents.

Caption Headings. Caption headings in this Agreement are for convenience purposes only and are not to be used to interpret or define the provisions of this Agreement.

Consent to Loan Participation. Borrower agrees and consents to Lender’s sale or transfer, whether now or later, of one or more participation interests in one or both of the Loans to one or more purchasers, whether related or unrelated to Lender. Lender may provide, without any limitation whatsoever, to any one or more purchasers, or potential purchasers, any information or knowledge Lender may have about Borrower or about any other matter relating to the Loans, and Borrower hereby waives any rights to privacy it may have with respect to such matters. Borrower additionally waives any and all notices of sale of participation interests, as well as all notices of any repurchase of such participation interests, subject to the terms and conditions of the Loan Agreement. Borrower also agrees that the purchasers of any such participation interests will be considered as the absolute owners of such interests in the Loans and will have all the rights granted under the participation agreement or agreements governing the sale of such participation interests. Borrower further waives all rights of offset or counterclaim that it may have now or later against Lender or against any purchaser of such a participation interest and unconditionally agrees that either Lender or such purchaser may enforce Borrower’s obligation under the Loans irrespective of the failure or insolvency of any holder of any interest in the Loans. Borrower further agrees that the purchaser of any such participation interests may enforce its interests irrespective of any personal claims or defenses that Borrower may have against Lender.

Costs and Expenses. Except as otherwise limited by the Texas Credit Code and the Texas Finance Code, Borrower agrees to pay upon demand all of Lender’s expenses related to the Loans, including, without limitation, attorneys’ fees, incurred in connection with the preparation, execution, enforcement, and modification of this Agreement or in connection with the Loans made pursuant to this Agreement. Lender may hire one or more attorneys to help collect the Indebtedness if Borrower does not pay, and Borrower will pay Lender’s reasonable attorneys’ fees. Borrower also will pay Lender all other amounts actually incurred by Lender as court costs, and all lawful fees for filing, recording, or releasing to any public office any instrument securing the Indebtedness; the reasonable cost actually expended for repossessing, storing, preparing for sale, and selling any Collateral; fees for noting a lien on or transferring a certificate of title to any motor vehicle offered as security for the Indebtedness; and, premiums or identifiable charges incurred in connection with the acquisition of insurance which Lender is authorized to obtain hereunder or under any Related Documents.

Notices. Subject to the ability of Lender, at its option, to make Advances on the oral request of an authorized person as specified hereinabove, all notices required to be given under this Agreement shall be given in writing, may be sent by telefacsimile (unless otherwise required by law), and shall be effective when actually received by the party for whom intended or, if not sooner received: on the first (1st) Business Day after deposited with a nationally recognized overnight courier or deposited in the United States mail, first class, postage prepaid, addressed to the party to whom the notice is to be given at the address shown above. Any party may change its address for notices under this Agreement by giving formal written notice to the other parties, specifying that the purpose of the notice is to change the party’s address. For notice purposes, Borrower will keep Lender informed at all times of Borrower’s current address(es).

Payment of Interest and Fees. Notwithstanding any other provision of this Agreement or any provision of any Related Document, Borrower does not agree or intend to pay, and Lender does not agree or intend to contract for, charge, collect, take, reserve or receive (collectively referred to herein as “charge or collect”), any amount in the nature of interest or in the nature of a fee for these Loans, or any other Loan with Borrower, which would in any way or event (including demand, prepayment, or acceleration) cause Lender to charge or collect more for the Loan than the maximum Lender would be permitted to charge or collect by any applicable federal law or any applicable law of the State of Texas. Any such excess interest or unauthorized fee shall, instead of anything stated to the contrary, be applied first to reduce the unpaid principal balance of the Loan, and when the principal has been paid in full, be refunded to Borrower. The right to accelerate maturity of sums due under this Agreement does not include the right to accelerate any interest which has not otherwise accrued on the date of such acceleration, and Lender does not intend to charge or collect any unearned interest in the event of acceleration. All sums paid or agreed to be paid to Lender for the use, forbearance or detention of sums paid under this Agreement shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full term of the applicable Loan evidenced by this Agreement until payment in full so that the rate or amount of interest on account of any Loan evidenced by this Agreement does not exceed the applicable usury ceiling. When the term “interest” is used in the context of “payment of interest”, it is the intent of the parties that all such references shall be to accrued and unpaid interest, and in no event will Borrower ever be required to pay unearned interest.

Severability. If a court of competent jurisdiction finds any provision of this Agreement to be invalid or unenforceable as to any person or circumstance, such finding shall not render that provision invalid or unenforceable as to any other persons or circumstances. If feasible, any such offending provision shall be deemed to be modified to be within the limits of enforceability or validity; however, if the offending provision cannot be so modified, it shall be stricken and all other provisions of this Agreement in all other respects shall remain valid and enforceable.

Subsidiaries and Affiliates of Borrower. To the extent the context of any provisions of this Agreement makes it appropriate, including, without limitation, any representation, warranty or covenant, the word “Borrower” as used herein shall include all subsidiaries and affiliates of Borrower. Notwithstanding the foregoing however, under no circumstances shall this Agreement be construed to require Lender to make any Loan or other financial accommodation to any subsidiary or affiliate of Borrower.

Successors and Assigns. All covenants and agreements contained by or on behalf of a party hereto shall bind its successors and assigns and shall inure to the benefit of the other party, its successors and assigns. Borrower shall not, however, have the right to assign its rights under this Agreement or any interest therein, without the prior written consent of Lender.

Survival. All warranties, representations, and covenants made by a party in this Agreement or in any certificate or other instrument delivered by that party to the other party under this Agreement shall be considered to have been relied upon by the party to whom made and will survive the making of the Loans and delivery to Lender of the Related Documents, regardless of any investigation made by the party to whom made or on that party’s behalf.

Time is of the Essence. Time is of the essence in the performance of this Agreement.

Waiver. A party hereto shall not be deemed to have waived any rights under this Agreement unless such waiver is given in writing and signed by that party. No delay or extension on the part of a party hereto in exercising any right shall operate as a waiver of such right or any other right. A waiver by a party hereto of a provision of this Agreement shall not prejudice or constitute a waiver of that party’s right otherwise to demand strict compliance with that provision or any other provision of this Agreement. No prior waiver by Lender, nor any course of dealing between Lender and Borrower, or between Lender and any Guarantor, shall constitute a waiver of any rights or of any obligations of either party hereto or of any Guarantor as to any future transactions. Whenever the consent of a party hereto is required under this Agreement, the granting of such consent by that party in any instance shall not constitute continuing consent in subsequent instances where such consent is required, and in all cases such consent may be granted or withheld in the sole discretion of that party.

BORROWER ACKNOWLEDGES HAVING READ ALL THE PROVISIONS OF THIS LOAN AGREEMENT, AND BORROWER AGREES TO ITS TERMS. THIS AGREEMENT IS DATED AS OF THE EFFECTIVE DATE.

BORROWER:	LENDER:

DNA COMPUTING SOLUTIONS, INC., a Delaware corporation	FIRSTCAPITAL BANK, SSB

By:/s/ Lucien Bruce

By: /s/ Robert P. Capps	Lucien Bruce,

Robert P. Capps,	Senior Vice President

Executive Vice-President